Exhibit 99.1

650 FIFTH AVENUE NEW YORK, NY 10019-6108

John Tietjen	Rich Tauberman
Chief Financial Officer	Investor Relations/Media Relations
Sterling Bancorp	MWW Group
john.tietjen@sterlingbancorp.com	rtauberman@mww.com
212.757.8035	201.964.2408
Sterling Bancorp Reports Results for Third Quarter 2006
Gross Revenue and Loan Growth Remained Strong
New York, NY, November 3, 2006 – Sterling Bancorp (NYSE: STL), a financial holding company and the parent company of Sterling National Bank, today reported its financial results for the quarter ended September 30, 2006.
Third Quarter 2006 Highlights – Continuing Operations:
▪	Gross revenue (interest income plus noninterest income) rose 9.5% year over year to $39.0 million

▪	Period-end loans held in portfolio increased 13.1% from September 30, 2005

▪	Demand deposits were 35.3% of total deposits

▪	Net interest margin was 4.49%
“The banking industry continues to face a challenging operating environment and is being adversely impacted by higher funding costs and an inverted yield curve. Despite these difficult operating conditions, Sterling reported strong gross revenue and loan growth year over year and continued to maintain a net interest margin among the highest in the industry,” said Louis J. Cappelli, Chairman and Chief Executive Officer.
“Driven by the Company’s loan growth and the higher interest-rate environment, interest income from loans for the third quarter of 2006 rose 22.9% compared to the corresponding period of 2005. Cash flows and sales from Sterling’s investment portfolios have been utilized to fund loan growth and reduce wholesale funding, thereby reducing interest-rate risk and decreasing the Company’s assets by 4.6% year over year.”
“On the deposit side, the Company has continued to exercise deposit pricing discipline. Due to the fact that a large segment of Sterling’s deposit base is comprised of more price-sensitive CDs, the Company’s cost of deposits increased year over year.”
“We are taking aggressive steps to address a demanding, increasingly competitive operating environment. During the quarter, we divested the business conducted by Sterling Financial Services. This strategic initiative, which generated proceeds of more than $100 million, has enabled us to increase liquidity and redeploy resources into

Page 1of 15

businesses with greater opportunities for growth; it will also lower cost of funds and reduce operating expenses. We believe that this divesture will have a positive impact on earnings going forward.”
Third Quarter and First Nine Months 2006 Financial Results
Income from Continuing Operations
Income from continuing operations, after income taxes, for the third quarter of 2006 was $5.0 million compared to $6.0 million for the third quarter of 2005. Diluted income per share from continuing operations, after income taxes, for the quarter ended September 30, 2006, was $0.27 compared to $0.30 for the third quarter of 2005.
Income from continuing operations, after income taxes, for the nine months ended September 30, 2006, was $16.9 million compared to $17.1 million for the nine months ended September 30, 2005. Diluted income per share from continuing operations, after income taxes, for the nine months ended September 30, 2006, was $0.88 compared to $0.86 for the nine months ended September 30, 2005.
Net Loss/Income
Sterling previously announced that it had entered into agreements to sell for cash the business conducted by Sterling Financial Services, which included a loan portfolio of approximately $132 million. The Company had expected to record a loss on sale of approximately $8.5 million relating to the transaction against income in the third quarter of 2006. The net after-tax effect of the loss on sale actually amounted to approximately $9.6 million, because the Company could not fully utilize the tax benefit afforded by its real estate investment trust (REIT). The charge was only partially offset by Sterling’s after-tax income from continuing operations, thereby resulting in a net loss for the third quarter of 2006.
The loss from discontinued operations, net of tax, was $0.4 million for the first nine months of 2006, representing $0.02 per share, calculated on a diluted basis, compared to income of $1.0 million, or $0.05 per share, calculated on a diluted basis, for the corresponding period of 2005. The decrease was primarily due to lower net interest income, coupled with a higher provision for loan losses, in the first nine months of 2006 compared to the corresponding period of 2005.
The net loss for the third quarter of 2006 was $4.4 million compared to net income of $6.3 million for the third quarter of 2005. Net loss per share, calculated on a diluted basis, was $0.23 for the quarter ended September 30, 2006, compared to diluted earnings per share of $0.31 for the quarter ended September 30, 2005.
For the nine months ended September 30, 2006, net income was $6.9 million compared to $18.1 million for the corresponding period of 2005. Diluted earnings per share were $0.36 for the nine months ended September 30, 2006, compared to $0.91 for the corresponding period of 2005.

Net Interest Income
In the third quarter of 2006, net interest income, on a tax-equivalent basis, was $18.6 million compared to $19.3 million in the third quarter of 2005.
For the nine months ended September 30, 2006, net interest income, on a tax-equivalent basis, was $56.6 million, virtually unchanged from the corresponding period of 2005.
Net interest margin for the third quarter of 2006, on a tax-equivalent basis, was 4.49%, compared to 4.55% for the third quarter of 2005.
For the nine-month period ended September 30, 2006, net interest margin, on a tax-equivalent basis, was 4.60% compared to 4.69% for the corresponding period of 2005.
Loans
Period-end loans held in portfolio, net of unearned discount, grew 13.1% to $1,122.2 million from $992.4 million at September 30, 2005.
Demand Deposits
As of September 30, 2006, demand deposits were $507.4 million — 35.3% of total deposits — continuing Sterling’s history of maintaining one of the highest ratios of demand to total deposits in the industry.
Cost of Funds
In the third quarter of 2006, total interest expense from continuing operations was $11.3 million compared to $7.2 million in the third quarter of 2005. The increase was driven primarily by the higher interest-rate environment in 2006. The average rate paid on interest-bearing funds was 3.22% for the third quarter of 2006 compared to 2.46% for the third quarter of 2005.
For the nine months ended September 30, 2006, total interest expense from continuing operations was $30.3 million, compared to $18.6 million for the corresponding period of 2005. For the nine-month period ended September 30, 2006, the average rate paid on interest-bearing funds was 2.92% compared to 2.26% for the corresponding period of 2005.
Noninterest Income and Noninterest Expenses
For the third quarter of 2006, noninterest income from continuing operations was $9.3 million, virtually unchanged from the third quarter of 2005. Higher customer-related service charges and fees were primarily due to revenues attributable to the acquisition of Sterling Resource Funding Corp. Partially offsetting that increase was a decrease in mortgage-banking income principally due to the lower volume of loans sold and the continued yield compression in the secondary market for loans, which is impacting the entire industry.

Noninterest income from continuing operations for the nine-month period ended September 30, 2006 was $24.0 million compared to $26.2 million for the corresponding period of last year.
Noninterest expenses from continuing operations for the quarter ended September 30, 2006, were $19.5 million compared to $17.2 million for the corresponding period of 2005. The increase was primarily due to investments in the Sterling franchise, including the new branches and the acquisition of Sterling Resource Funding Corp., with higher expenses related to salaries, equipment and occupancy costs. During the third quarter of 2005, noninterest expenses were reduced by $1.0 million due to the recovery of litigation costs originally charged to noninterest expenses in 2001.
For the nine-month period ended September 30, 2006, noninterest expenses from continuing operations were $56.8 million compared to $50.6 million for the first nine months of 2005.
Provision for Income Taxes
The provision for income taxes, based on continuing operations, was $1.8 million for the third quarter of 2006 compared to $3.6 million for the corresponding period of 2005. The decrease was primarily due to the lower level of pre-tax income and to a $0.6 million reversal of state and local taxes, net of federal tax effect, in the 2006 period as a result of the closure of certain years for local tax purposes.
The provision for income taxes, based on continuing operations, for the first nine months of 2006 was $3.1 million, a decrease of $7.1 million from the corresponding period of last year. The decrease was primarily due to a $3.7 million reversal of the reserve for state and local taxes, net of federal tax effect, resulting from the resolution of certain state tax issues in the first quarter of 2006; a $0.6 million reversal of state and local taxes, net of federal tax effect, resulting from of the closure of certain years for local tax purposes in the third quarter of 2006; and the lower level of pre-tax income for the first nine months of 2006.
Asset Quality
The allowance for loan losses as of September 30, 2006, was $16.6 million, or 1.48% of loans held in portfolio, compared to $15.6 million, or 1.57% of loans held in portfolio, as of September 30, 2005.
As of September 30, 2006, nonperforming assets were $6.6 million, representing 0.34% of total assets.
Dividend
On September 30, 2006, Sterling paid a cash dividend of $0.19 per common share to shareholders of record as of September 15, 2006. The Company has distributed cash dividends for over 60 years, 243 consecutive quarters.

Conference Call
Sterling Bancorp will host a teleconference call for the financial community on Friday, November 3, 2006 at 10:00 a.m. Eastern Time to discuss the third quarter 2006 financial results. The public is invited to listen to this conference call by dialing 866-837-9781 at least 10 minutes prior to the call and entering passcode 993543.
A replay of the conference call will be available at 1:00 p.m. Eastern Time on Friday, November 3, 2006 until 11:59 p.m. Eastern Time on Friday, November 17, 2006. The public is invited to listen to this conference call by dialing 888-266-2081 and entering passcode 993543.
About Sterling Bancorp
Sterling Bancorp (NYSE: STL) is a financial holding company with assets of $1.9 billion, offering a broad array of banking and financial services products. Its principal banking subsidiary is Sterling National Bank, founded in 1929. Sterling provides a wide range of products and services, including business and consumer loans, commercial and residential mortgage lending and brokerage, asset-based financing, factoring and accounts receivable management, trade financing, equipment leasing, corporate and consumer deposit services, trust and estate administration, and investment management services. The Company has operations in New York, New Jersey, Virginia and North Carolina and conducts business throughout the U.S.
Certain statements in this press release, including but not limited to, statements as to future liquidity, redeployment of resources into businesses with greater opportunities for growth, cost of funds and operating expenses and the Company’s belief as to the positive impact of the divestiture of Sterling Financial Services Company, Inc. on the Company’s earnings going forward, statements concerning future results of operations or financial position, and plans and objectives for future operations, and other statements regarding matters that are not historical facts, are “forward-looking statements” as defined in the Securities Exchange Act of 1934. These statements are not historical facts but instead are subject to numerous assumptions, risks and uncertainties, and represent only the Company’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside its control. Any forward-looking statements the Company may make speak only as of the date on which such statements are made. The Company’s actual results and financial position may differ materially from the anticipated results and financial condition indicated in or implied by these forward-looking statements. For a discussion of some of the risks and important factors that could affect the Company’s future results and financial condition, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Forward-Looking Statements and Factors that Could Affect Future Results” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.
- tables to follow-

STERLING BANCORP
Consolidated Financial Highlights
(Unaudited)
(dollars and shares in thousands, except per share data)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2006		2005	2006	2005
OPERATING HIGHLIGHTS (1)
Interest income	$29,768		$26,404	$86,337	$74,639
Interest expense	11,276		7,220	30,321	18,635
Provision for loan losses	1,511		1,508	3,253	4,212
Noninterest income	9,252		9,230	24,043	26,239
Noninterest expenses	19,464		17,230	56,792	50,618
Income from continuing operations, after income taxes	5,003		6,029	16,866	17,142
(Loss)/income from discontinued operations, after income taxes	(9,420)		245	(9,978)	955
Net (loss)/income	(4,417)		6,274	6,888	18,097

Income from continuing operations, after income taxes, per common share:
Basic	0.27		0.31	0.90	0.89
Diluted	0.27		0.30	0.88	0.86
Net (loss)/income per common share:
Basic	(0.23)		0.32	0.37	0.94
Diluted	(0.23	)(2)	0.31	0.36	0.91
Cash dividends declared	0.19		0.18	0.57	0.54

Common shares outstanding:
Period end	18,712		19,210	18,712	19,210
Average Basic	18,712		19,230	18,752	19,210
Average Diluted	19,231		19,852	19,275	19,807

Return on average assets (3)	1.08%		1.29%	1.22%	1.27%
Return on average tangible equity (4)	16.23%		18.16%	18.46%	17.75%
Return on average stated equity (5)	13.66%		15.65%	15.57%	15.25%
Net interest spread, tax-equivalent basis	4.02%		3.84%	4.18%	3.99%
Net interest margin, tax-equivalent basis	4.49%		4.55%	4.60%	4.69%

ASSET QUALITY HIGHLIGHTS (1)
Period End
Net charge-offs	$2,147		$1,121	$3,884	$3,070
Nonperforming loans	4,539		3,337	4,539	3,337
Other real estate owned	2,053		327	2,053	327
Nonperforming assets	6,592		3,664	6,592	3,664

Nonperforming loans/loans (6)	0.39%		0.32%	0.39%	0.32%
Nonperforming assets/assets	0.34%		0.19%	0.34%	0.19%
Allowance for loan losses/loans (7)	1.48%		1.57%	1.48%	1.57%
Allowance for loan losses/ nonperforming loans	365.37%		466.86%	365.37%	466.86%

(1)	Unless otherwise indicated, all amounts and ratios are presented based on continuing operations.

(2)	Due to a loss for the period, zero incremental shares are included because the effect would be antidilutive.

(3)	Calculated by dividing income from continuing operations by average assets from continuing operations.

(4)	Average tangible equity represents average shareholders’ equity less average goodwill. Calculated by dividing income from continuing operations by average tangible equity.

(5)	Average stated equity is equal to average shareholders’ equity. Calculated by dividing income from continuing operations by average stated equity.

(6)	The term “loans” includes loans held for sale and loans held in portfolio.

(7)	The term “loans” includes loans held in portfolio only.

STERLING BANCORP
Consolidated Financial Highlights
(Unaudited)
(dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
BALANCE SHEET HIGHLIGHTS
Period End Balances (1)
Security investments	$606,428	$707,011	$606,428	$707,011
Loans held for sale	30,048	50,137	30,048	50,137
Loans held in portfolio, net of unearned discount	1,122,197	992,445	1,122,197	992,445
Total earning assets	1,760,021	1,752,679	1,760,021	1,752,679
Allowance for loan losses	16,584	15,579	16,584	15,579
Total assets from continuing operations	1,934,652	1,926,047	1,934,652	1,926,047
Total assets	1,941,215	2,035,131	1,941,215	2,035,131

Demand deposits	507,367	540,030	507,367	540,030
Savings, NOW and money market deposits	404,954	411,801	404,954	411,801
Time deposits	523,122	525,661	523,122	525,661
Customer repurchase agreements	59,092	57,920	59,092	57,920
Shareholders’ equity (2)	141,028	153,451	141,028	153,451

Average Balances (1)
Security investments	$629,303	$719,760	$666,249	$715,482
Loans held for sale	34,664	68,492	41,885	53,142
Loans held in portfolio, net of unearned discount	1,016,837	909,647	976,991	869,991
Total earning assets	1,684,128	1,708,289	1,689,969	1,655,425
Total assets from continuing operations	1,840,319	1,854,974	1,847,810	1,801,579
Total assets	1,948,800	1,964,117	1,959,486	1,911,881

Demand deposits	424,834	461,418	436,006	448,038
Savings, NOW and money market deposits	434,198	418,862	429,711	405,128
Time deposits	499,334	534,250	510,759	519,283
Customer repurchase agreements	89,672	87,049	83,760	86,540
Shareholders’ equity (2)	145,260	152,843	144,855	150,303

Capital Ratios (2)
Tier 1 risk based	11.38%	12.55%	11.38%	12.55%
Total risk based	12.63%	13.80%	12.63%	13.80%
Leverage	7.71%	8.31%	7.71%	8.31%

Book value per common share (2)	$6.66	$7.99	$6.66	$7.99

(1)	Unless otherwise indicated, all amounts and ratios are presented based on continuing operations.

(2)	Includes the effects of discontinued operations.

STERLING BANCORP
Consolidated Balance Sheets
(Unaudited)
(in thousands, except number of shares)

	September 30,
	2006	2005
ASSETS
Cash and due from banks	$67,736	$82,453
Interest-bearing deposits with other banks	1,348	3,086
Investment securities
Available for sale (at estimated market value)	155,997	210,903
Held to maturity (at cost)	450,431	496,108

Total investment securities	606,428	707,011

Loans held for sale	30,048	50,137

Loans held in portfolio, net of unearned discounts	1,122,197	992,445
Less allowance for loan losses	16,584	15,579

Loans, net	1,105,613	976,866

Customers’ liability under acceptances	1,725	1,935
Goodwill	22,843	21,158
Premises and equipment, net	10,956	11,139
Other real estate	2,053	328
Accrued interest receivable	5,504	5,774
Bank owned life insurance	27,677	26,706
Other assets	52,721	39,454

Total assets from continuing operations	1,934,652	1,926,047
Assets — discontinued operations	6,563	109,084

	$1,941,215	$2,035,131

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Demand	$507,367	$540,030
Savings, NOW and money market	404,954	411,801
Time	523,122	525,661

Total deposits	1,435,443	1,477,492

Securities sold under agreements to repurchase — customers	59,092	57,920
Securities sold under agreements to repurchase — dealers	58,385	59,894
Federal funds purchased	20,000	29,100
Commercial paper	44,366	39,402
Short-term borrowings — FHLB	30,000	20,000
Short-term borrowings — other	1,110	1,169
Long-term borrowings — FHLB	20,000	80,000
Long-term borrowings — subordinated debentures	25,774	25,774
Acceptances outstanding	1,725	1,935
Accrued expenses and other liabilities	103,278	87,724
Liabilities — discontinued operations	1,014	1,270

Total liabilities	1,800,187	1,881,680
Shareholders’ equity	141,028	153,451

	$1,941,215	$2,035,131

MEMORANDA
Available for sale securities — amortized cost	$159,972	$213,867
Held to maturity securities — estimated market value	439,928	490,104
Shares outstanding
Common issued	21,177,084	21,048,125
Common in treasury	2,465,012	1,866,042

STERLING BANCORP
Consolidated Statements of Operations
(Unaudited)
(dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
INTEREST INCOME
Loans	$22,600	$18,392	$63,569	$50,471
Investment securities — available for sale	1,901	2,309	6,081	7,278
Investment securities — held to maturity	5,231	5,626	16,526	16,569
Federal funds sold	13	61	88	283
Deposits with other banks	23	16	73	38

Total interest income	29,768	26,404	86,337	74,639

INTEREST EXPENSE
Savings, NOW and money market deposits	2,407	1,182	5,862	2,578
Time deposits	5,170	3,771	14,346	9,913
Securities sold u/a/r — customers	975	548	2,437	1,302
Securities sold u/a/r — dealers	1,114	518	3,442	1,187
Federal funds purchased	305	209	691	387
Commercial paper	610	238	1,553	620
Short-term borrowings — FHLB	726	51	1,561	107
Short-term borrowings — other	5	7	23	17
Long-term borrowings — FHLB	297	834	1,344	2,642
Long-term subordinated debentures	523	523	1,570	1,570

Total interest expense	12,132	7,881	32,829	20,323
Interest expense allocated to discontinued operations	(856)	(661)	(2,508)	(1,688)

Total interest expense-continuing operations	11,276	7,220	30,321	18,635

Net interest income	18,492	19,184	56,016	56,004
Provision for loan losses	1,511	1,508	3,253	4,212

Net interest income after provision for loan losses	16,981	17,676	52,763	51,792

NONINTEREST INCOME
Customer related service charges and fees	6,340	3,933	15,872	10,957
Mortgage banking income	2,331	4,601	7,115	13,035
Trust fees	147	149	437	473
Bank owned life insurance income	225	460	713	1,147
Securities (losses)/gains	0	0	(445)	197
Other income	209	87	351	430

Total noninterest income	9,252	9,230	24,043	26,239

NONINTEREST EXPENSES
Salaries	8,699	7,864	25,573	23,032
Employee benefits	2,394	2,426	8,066	6,350

Total personnel expense	11,093	10,290	33,639	29,382
Occupancy and equipment expenses, net	2,551	2,314	7,333	6,530
Advertising and marketing	973	909	2,779	2,960
Professional fees	1,620	702	4,136	3,567
Communications	486	360	1,332	1,146
Other expenses	2,741	2,655	7,573	7,033

Total noninterest expenses	19,464	17,230	56,792	50,618

Income from continuing operations before income taxes	6,769	9,676	20,014	27,413
Provision for income taxes	1,766	3,647	3,148	10,271

Income from continuing operations	5,003	6,029	16,866	17,142
Income/(loss) from discontinued operations, net of tax	184	245	(374)	955
Loss on sale of discontinued operations, net of tax	(9,604)	0	(9,604)	0

Net (loss)/income	$(4,417)	$6,274	$6,888	$18,097

STERLING BANCORP
Consolidated Statements of Operations
(Unaudited)
(dollars in thousands, except per share data)
(continued)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2006		2005	2006	2005
Average number of common shares outstanding
Basic	18,712,072		19,229,677	18,752,107	19,209,914
Diluted	19,230,823		19,851,580	19,274,858	19,806,957

Net (loss)/income per average common share
Basic	$(0.23)		$0.32	$0.37	$0.94
Diluted	(0.23	)(1)	0.31	0.36	0.91

Income from continuing operations, per average common share
Basic	0.27		0.31	0.90	0.89
Diluted	0.27		0.30	0.88	0.86

Dividends per common share	0.19		0.18	0.57	0.54

(1)	Due to a loss for the period, zero incremental shares are included because the effect would be antidilutive.

STERLING BANCORP
Consolidated Statements of Comprehensive (Loss)/Income
(Unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Net (loss)/income	$(4,417)	$6,274	$6,888	$18,097

Other comprehensive (loss)/ income, net of tax:
Unrealized holding gains/(losses)arising during the period	1,872	(1,212)	(348)	(2,119)
Less:
Reclassification adjustment for losses/ (gains) included in net income	0	0	244	(107)

Comprehensive (loss)/income	$(2,545)	$5,062	$6,784	$15,871

STERLING BANCORP
Consolidated Statements of Changes in Shareholders’ Equity
(Unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Balance, at beginning of period	$147,115	$154,806	$147,588	$148,704
Net (loss)/income for period	(4,417)	6,274	6,888	18,097
Common shares issued under stock incentive plan and related tax benefits	11	935	1,735	4,046
Purchase of common shares for treasury	0	(2,776)	(3,810)	(3,323)
Cash dividends-Common shares	(3,553)	(3,481)	(10,677)	(10,444)
Surrender of shares issued under incentive compensation plan	0	(1,161)	(614)	(1,606)
Amortization of unearned compensation	0	66	22	203
Change in net unrealized holding gains/(losses) on available for sale securities	1,872	(1,212)	(348)	(2,119)
Reclassification adjustment for losses/(gains) included in net income	0	0	244	(107)

Balance, at end of period	$141,028	$153,451	$141,028	$153,451

STERLING BANCORP
Average Balance Sheets [1]
(Unaudited)
(dollars in thousands)

	Three Months Ended
	September 30, 2006			September 30, 2005
	AVERAGE		AVERAGE	AVERAGE		AVERAGE
	BALANCE	INTEREST	RATE	BALANCE	INTEREST	RATE

Assets
Interest-bearing deposits with other banks	$2,346	$23	3.80%	$3,455	$16	1.45%

Investment securities — available for sale	140,167	1,660	4.74	190,371	2,055	4.32
Investment securities — held to maturity	464,408	5,231	4.51	504,688	5,626	4.46
Investment securities — tax exempt [2]	24,728	396	6.35	24,701	416	6.68

Total investment securities	629,303	7,287	4.63	719,760	8,097	4.50
Federal funds sold	978	13	5.15	6,935	61	3.43
Loans, net of unearned discount [3]	1,051,501	22,600	8.94	978,139	18,392	7.76

Total Interest-Earning Assets [2]	1,684,128	29,923	7.24%	1,708,289	26,566	6.30%

Cash and due from banks	59,133			60,457
Allowance for loan losses	(18,516)			(17,100)
Goodwill	22,958			21,158
Other	92,616			82,170
Assets — discontinued operations	108,481			109,143

Total Assets	$1,948,800			$1,964,117

Liabilities and Shareholders’ Equity
Interest-bearing deposits
Domestic
Savings	$22,559	25	0.44%	$28,148	31	0.44%
NOW	210,116	1,097	2.07	143,101	278	0.77
Money market	201,523	1,285	2.53	247,613	873	1.40
Time	496,304	5,162	4.13	531,234	3,763	2.81
Foreign
Time	3,030	8	0.99	3,016	8	1.42

Total Interest-Bearing Deposits	933,532	7,577	3.22	953,112	4,953	2.06

Borrowings
Securities sold u/a/r — customers	89,672	975	4.31	87,049	548	2.50
Securities sold u/a/r — dealers	81,701	1,114	5.41	57,755	518	3.56
Federal funds purchased	22,568	305	5.29	23,438	209	3.55
Commercial paper	50,076	610	4.84	34,341	238	2.74
Short-term borrowings — FHLB	52,953	726	5.43	5,435	51	3.77
Short-term borrowings — other	395	5	5.35	674	7	3.58
Long-term borrowings — FHLB	25,543	297	4.65	80,000	834	4.17
Long-term borrowings — sub debt	25,774	523	8.38	25,774	523	8.38

Total Borrowings	348,682	4,555	5.20	314,466	2,928	3.71

Interest-bearing liabilities allocated to discontinued operations	(99,377)	(856)	3.74	(97,137)	(661)	2.66

Total Interest-Bearing Liabilities	1,182,837	11,276	3.22%	1,170,441	7,220	2.46%

Noninterest-bearing demand deposits	424,834			461,418
Other liabilities	96,492			82,278
Liabilities — discontinued operations	99,377			97,137

Total Liabilities	1,803,540			1,811,274
Shareholders’ equity	145,260			152,843

Total Liabilities and Shareholders’ Equity	$1,948,800			$1,964,117

Net interest income/spread [2]		18,647	4.02%		19,346	3.84%

Net yield on interest-earning assets			4.49%			4.55%

Less: Tax-equivalent adjustment		155			162

Net interest income		$18,492			$19,184

[1]	The average balances of assets, liabilities and shareholders’ equity are computed on the basis of daily averages. Average rates are presented on a tax-equivalent basis. Certain reclassifications have been made to prior period amounts to conform to current presentation.

[2]	Interest and/or average rates are presented on a tax-equivalent basis.

[3]	Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding and income has been included to the extent earned.

STERLING BANCORP
Average Balance Sheets [1]
(Unaudited)
(dollars in thousands)

	Nine Months Ended
	September 30, 2006			September 30, 2005
	AVERAGE		AVERAGE	AVERAGE		AVERAGE
	BALANCE	INTEREST	RATE	BALANCE	INTEREST	RATE

Assets
Interest-bearing deposits with other banks	$2,390	$73	4.41%	$3,000	$38	1.71%

Investment securities — available for sale	151,265	5,231	4.61	197,229	6,454	4.36
Investment securities — held to maturity	486,263	16,526	4.53	492,838	16,569	4.48
Investment securities — tax exempt [2]	28,721	1,400	6.52	25,415	1,350	7.10

Total investment securities	666,249	23,157	4.63	715,482	24,373	4.54
Federal funds sold	2,454	88	4.71	13,810	283	2.71
Loans, net of unearned discount [3]	1,018,876	63,569	8.84	923,133	50,471	7.75

Total Interest-Earning Assets [2]	1,689,969	86,887	7.10%	1,655,425	75,165	6.25%

Cash and due from banks	62,442			61,895
Allowance for loan losses	(17,711)			(17,332)
Goodwill	22,671			21,158
Other	90,439			80,433
Assets — discontinued operations	111,676			110,302

Total Assets	$1,959,486			$1,911,881

Liabilities and Shareholders’ Equity
Interest-bearing deposits
Domestic
Savings	$23,956	76	0.42%	$28,583	85	0.40%
NOW	189,741	2,522	1.78	146,845	740	0.67
Money market	216,014	3,264	2.02	229,700	1,753	1.02
Time	507,732	14,323	3.77	516,273	9,888	2.56
Foreign
Time	3,027	23	1.03	3,010	25	1.09

Total Interest-Bearing Deposits	940,470	20,208	2.87	924,411	12,491	1.81

Borrowings
Securities sold u/a/r — customers	83,760	2,437	3.89	86,540	1,302	2.01
Securities sold u/a/r — dealers	91,634	3,442	5.02	50,237	1,187	3.16
Federal funds purchased	18,291	691	4.98	15,739	387	3.25
Commercial paper	47,225	1,553	4.40	35,714	620	2.32
Short-term borrowings — FHLB	40,264	1,561	5.18	4,180	107	3.44
Short-term borrowings — other	628	23	4.92	721	17	3.07
Long-term borrowings — FHLB	38,938	1,344	4.60	86,300	2,642	4.08
Long-term borrowings — sub debt	25,774	1,570	8.38	25,774	1,570	8.38

Total Borrowings	346,514	12,621	4.87	305,205	7,832	3.42

Interest-bearing liabilities allocated to discontinued operations	(101,790)	(2,508)	3.36	(99,601)	(1,688)	2.23

Total Interest-Bearing Liabilities	1,185,194	30,321	2.92%	1,130,015	18,635	2.26%

Noninterest-bearing demand deposits	436,006			448,038
Other liabilities	91,641			83,924
Liabilities — discontinued operations	101,790			99,601

Total Liabilities	1,814,631			1,761,578
Shareholders’ equity	144,855			150,303

Total Liabilities and Shareholders’ Equity	$1,959,486			$1,911,881

Net interest income/spread [2]		56,566	4.18%		56,530	3.99%

Net yield on interest-earning assets			4.60%			4.69%

Less: Tax-equivalent adjustment		550			526

Net interest income		$56,016			$56,004

[1]	The average balances of assets, liabilities and shareholders’ equity are computed on the basis of daily averages. Average rates are presented on a tax-equivalent basis. Certain reclassifications have been made to prior period amounts to conform to current presentation.

[2]	Interest and/or average rates are presented on a tax-equivalent basis.

[3]	Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding and income has been included to the extent earned.

STERLING BANCORP
Rate/Volume Analysis [1]
(Unaudited)
(in thousands)

	Increase/(Decrease)
	Three Months Ended
	September 30, 2006
	Volume	Rate	Net [2]
INTEREST INCOME
Interest-bearing deposits with other banks	$(6)	$13	$7

Investment securities — available for sale	(584)	189	(395)
Investment securities — held to maturity	(458)	63	(395)
Investment securities — tax exempt	0	(20)	(20)

Total investment securities	(1,042)	232	(810)

Federal funds sold	(68)	20	(48)
Loans, net of unearned discounts [3]	1,390	2,818	4,208

TOTAL INTEREST INCOME	$274	$3,083	$3,357

INTEREST EXPENSE
Interest-bearing deposits
Domestic
Savings	$(6)	$0	$(6)
NOW	178	641	819
Money market	(187)	599	412
Time	(262)	1,661	1,399
Foreign
Time	0	0	0

Total interest-bearing deposits	(277)	2,901	2,624

Borrowings
Securities sold under agreements to repurchase — customers	18	409	427
Securities sold under agreements to repurchase — dealers	265	331	596
Federal funds purchased	(8)	104	96
Commercial paper	139	233	372
Short-term borrowings — FHLB	642	33	675
Short-term borrowings — other	(4)	2	(2)
Long-term borrowings — FHLB	(625)	88	(537)
Long-term borrowings — subordinated debentures	0	0	0

Total borrowings	427	1,200	1,627

Less: interest-bearing liabilities allocated to discontinued operations	(10)	(185)	(195)

TOTAL INTEREST EXPENSE	$140	$3,916	$4,056

NET INTEREST INCOME	$134	$(833)	$(699)

[1]	This table is presented on a tax-equivalent basis.

[2]	Changes in interest income and interest expense due to a combination of both volume and rate have been allocated to the change due to volume and the change due to rate in proportion to the relationship of change due solely to each.

[3]	Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding, and income has been included to the extent earned.

STERLING BANCORP
Rate/Volume Analysis [1]
(Unaudited)
(in thousands)

	Increase/(Decrease)
	Nine Months Ended
	September 30, 2006
	Volume	Rate	Net [2]
INTEREST INCOME
Interest-bearing deposits with other banks	$(10)	$45	$35

Investment securities — available for sale	(1,574)	351	(1,223)
Investment securities — held to maturity	(224)	181	(43)
Investment securities — tax exempt	76	(26)	50

Total investment securities	(1,722)	506	(1,216)

Federal funds sold	(321)	126	(195)
Loans, net of unearned discounts [3]	5,559	7,539	13,098

TOTAL INTEREST INCOME	$3,506	$8,216	$11,722

INTEREST EXPENSE
Interest-bearing deposits
Domestic
Savings	$(13)	$4	$(9)
NOW	267	1,515	1,782
Money market	(110)	1,621	1,511
Time	(166)	4,601	4,435
Foreign
Time	0	(2)	(2)

Total interest-bearing deposits	(22)	7,739	7,717

Borrowings
Securities sold under agreements to repurchase — customers	(43)	1,178	1,135
Securities sold under agreements to repurchase — dealers	1,315	940	2,255
Federal funds purchased	71	233	304
Commercial paper	247	686	933
Short-term borrowings — FHLB	1,374	80	1,454
Short-term borrowings — other	(2)	8	6
Long-term borrowings — FHLB	(1,598)	300	(1,298)
Long-term borrowings — subordinated debentures	0	0	0

Total borrowings	1,364	3,425	4,789

Less: interest-bearing liabilities allocated to discontinued operations	(35)	(785)	(820)

TOTAL INTEREST EXPENSE	$1,307	$10,379	$11,686

NET INTEREST INCOME	$2,199	$(2,163)	$36

[1]	This table is presented on a tax-equivalent basis.

[2]	Changes in interest income and interest expense due to a combination of both volume and rate have been allocated to the change due to volume and the change due to rate in proportion to the relationship of change due solely to each.

[3]	Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding, and income has been included to the extent earned.